Exhibit 3.121

CHARTER OF

AUTO DISPOSAL OF NASHVILLE, INC.

The undersigned persons having capacity to contract and acting as the incorporators of a corporation under the Tennessee General Corporation Act, adopts the following charter for such corporation:

1. The name of the corporation is AUTO DISPOSAL OF NASHVILLE, INC.

2. The duration of the corporation is perpetual.

3. The address of the principal office of the corporation in the State of Tennessee shall be Omohundro Drive, Nashville, Tennessee, 87210.

4. The corporation is for profit.

5. The purposes for which the corporation is organized are:

Operation within the geographical limits of the State of Tennessee for various motor vehicles and miscellaneous salvage serving principally the insurance companies doing business in Tennessee and the operation within the geographical limits of the State of Tennessee of a motor vehicle and miscellaneous salvage disposal service principally serving the insurance companies doing business in Tennessee and acting as a purchase bid receiving service for the owners of the said motor vehicles and miscellaneous salvage from various auto dealers and salvage dealers and other related activities to the motor vehicle and salvage trade within the geographical limits of the State of Tennessee.

6. The maximum number of shares which the corporation shall have the authority to issue is one thousand (1000) shares, with no par value. All voting power is vested equally in said shares.

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7. The corporation will commence business on the date of issuance of its charter by the sale of stock in excess of one thousand dollars ($1,000.00).

8. This corporation shall have power:

a)	To have succession by its corporation name perpetually.

b)	To sue and be sued by its corporate name in any court of law or equity.

c)	To make contracts, and, at its option, to have and use a common seal and to alter same at its pleasure. If no common seal is adopted, then the signature of the name of the corporation by any duly authorized officer shall be binding.

d)	To purchase and hold or receive by gift or devise, real and personal property, and also to accept and hold any real estate in payment of any debt due the corporation, and to sell and convey or lease real and/or personal property or otherwise hold the same, for corporate purposes.

e)	To establish by-laws and to make all rules and regulations not inconsistent with the laws of the Constitution of the State of Tennessee or of the United States, which may be deemed expedient and necessary for the lawful management of corporate affairs.

f)	To appoint such subordinate officers of agents, other than those herein provided for, as the business of the corporation may require, and to designate the name or title of such officers or agents and to fix the compensation therefor.

g)	To borrow money and contract debts when necessary or proper for the transaction of corporate business or for the exercise of corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation;

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and to issue promissory notes, bills of exchange, debentures and other obligations and evidences of indebtedness, either unsecured or secured by mortgage or pledge or otherwise of the corporate property, real or personal, for money borrowed or in payment for property purchases or for any other lawful objects.

h)	To guarantee, purchase, own, hold, sell, transfer, assign, mortgage, pledge, or otherwise deal in and dispose of stocks, bonds, securities or evidences of indebtedness of other corporations, public or private, of this or any other State mortgage, pledge, or otherwise deal in and dispose of stocks, bonds, securities or evidences of indebtedness of other corporations, public or private, of this or any other State or government, including bonds or securities of the United States, any state or political subdivision thereof; and while owner of stock, to exercise all the rights and privileges incident to such ownership, including the right to vote thereon.

i)	To purchase, guarantee, hold, sell, and transfer shares of its own capital stock; provided, however, that it shall not purchase its own shares of capital stock except from the surplus of its assets over its liabilities, including capital; and provided further that the shares of its own capital stock owned by the corporation shall not be voted directly or indirectly, nor counted as outstanding for the purpose of any stockholder quorum or vote.

j)	To acquire, enjoy, utilize and dispose of patents, copyrights, and trademarks, licenses or other rights or interests incident thereto,

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k)	To conduct business, have one or more offices and to hold, mortgage, purchase and convey realty and personality in this or in any other State, or anywhere in the United States, its territories, possessions or dependencies, or in foreign countries.

We, the undersigned, do hereby apply to the State of Tennessee, by virtue of the laws of the land, for a Charter of Incorporation for the purposes and with the powers, etc. declared in the foregoing instrument.

Witness our hands this 25th day of May 1977.

/s/ William O. Gainey
WILLIAM O. GAINEY

/s/ Robert D. Poole
ROBERT D. POOLE

STATE OF TENNESSEE	)
COUNTY OF DAVIDSON	)

Personally appeared before me, the undersigned, a Notary Public, the within named incorporators, William O. Gainey and Robert D. Poole, with whom I am personally acquainted, and who acknowledge that he executed the within application for a Charter of Incorporation for the purposes therein contained and expressed.

Witness my hand and official seal in Nashville, Tennessee, this 25th day of May, 1977.

/s/ Carl E. Cunningham
NOTARY PUBLIC

My commission expires:

November 12, 1978

ARTICLES OF AMENDMENT TO THE CHARTER

OF

AUTO DISPOSAL OF NASHVILLE, INC.

Pursuant to the provisions of Section 48-20-105 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its Charter:

1. The name of the corporation is: Auto Disposal of Nashville, Inc.

2. The text of the amendments adopted are as follows:

A. Delete in its entirety Paragraph 1 of the corporation’s Charter and in lieu thereof substitute the following as Paragraph 1 of the Charter:

1. The name of the corporation is: SADICO of Nashville, Inc.

B. Delete in its entirety Paragraph 3 of the corporation’s Charter and in lieu thereof substitute the following as Paragraph 3 of the Charter:

3. The address, zip code and county of the principal office of the corporation are:

246 Wilson Pike Circle
Brentwood, TN 37027
County of Williamson

C. Add to the Charter the following as Paragraph 9 of the Charter:

9. The name, street address, zip code and county of the corporation’s registered agent and registered office are:

Robert D. Poole
Route 2, Hillview Drive
Hendersonville, TR 37075
County of Sumner

D. Add to the Charter the following as Paragraph 10 of the Charter:

10. Commencing with the filing of this charter and pursuant to Section 48-12-102(b)(3) of the Tennessee Business Corporation Act (“TBCA”), no director of the corporation shall be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (c) for unlawful distributions pursuant to Section 48-18-304, TBCA.

Commencing with the filing of this charter and pursuant to Sections 48-18-301 and 48-18-403, TBCA, no director or. officer of the corporation shall be liable for any action taken as a director or an officer or any failure to take any action, if he performed the duties of his office in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, in a manner he reasonably believes to be in the best interests of the corporation, and in compliance with the standards of conduct set forth in Sections 48-18-301 and 48-18-403, TBCA, as amended or modified from time to time.

To the fullest extent permitted by the provisions of Section 48-18-501, et seq., TBCA, as amended or modified from time to time, this corporation shall indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if (a) he conducted himself in good faith and (b) he reasonably believed: (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and (ii) in all other cases, that this conduct was at least not opposed to its best interest; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A director’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of (b)(ii) above. The termination of proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, be determinative that the director did not meet the standard of conduct previously set forth in this paragraph. A corporation will not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. The corporation shall pay for or reimburse the reasonable expenses, including reasonable attorneys fees, incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if (a) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct previously set forth herein and in Section 48-18-502, TDCA (b) the director furnishes the corporation a written undertaking, executed person-ally or on his behalf, to repay the advance if it is ultimately determined that he is not entitled to indemnification, and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under the law of the state of Tennessee then in effect. Such indemnification and advancement of expenses will be undertaken in accordance with Section 48-18-501, et seq., of the TBCA.

Any repeal or modification of this Paragraph 9, by the shareholders of the corporation shall not adversely affect the right or protection of a director of the corporation existing at the time of each repeal or modification or with respect to events occurring prior to such time.

3. These amendments were duly adopted by the written consent of the Shareholder(s) on March 29, 1991.

4. These amendments are to be effective when filed with the Secretary of State.

Dated this 1st day of April, 1991.

AUTO DISPOSAL OF NASHVILLE, INC.

By:	/s/ John B. Owens, Jr.
John B. Owens, Jr.,
Assistant Secretary

ARTICLES OF AMENDMENT TO THE CHARTER

OF

AUTO DISPOSAL OF NASHVILLE, INC.

Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its Charter:

1. The name of the corporation is: Auto Disposal of Nashville, Inc.

2. The text of the amendments adopted are as follows:

A. Delete in its entirety Paragraph 1 of the corporation’s Charter and in lieu thereof substitute the following as Paragraph 1 of the Charter:

1. The name of the corporation is: SADICO of Nashville, Inc.

B. Delete in its entirety Paragraph 3 of the corporation’s Charter and in lieu thereof substitute the following as Paragraph 3 of the Charter:

3. The address, zip code and county of the principal office of the corporation are:

746 Wilson Pike Circle
Brentwood, TN 37027
County of Williamson

C. Add to the Charter the following as Paragraph 9 of the Charter:

9. The name, street address, zip code and county of the corporation’s registered agent and registered office are:

Robert D. Poole
Route 2, Hillview Drive
Hendersonville, TN 37075
County of Sumner

D. Add to the Charter the following to Paragraph 10 of the Charter:

10. Commencing with the filing of this charter and pursuant to Section 48-12-102(b)(3) of the Tennessee Business Corporation Act (“TBCA”), no director of the corporation shall be liable to the corporation or its shareholders for monetary damages for

ARTICLE OF AMENDMENT TO THE CHARTER

OF

SADISCO OF NASHVILLE, INC.

Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

1. The name of the corporation is:

Sadisco of Nashville, Inc.

2. The text of each amendment adopted is:

Paragraph 1 of the Charter is deleted and the following is:

AUTO DISPOSAL OF NASHVILLE, INC.

3. The corporation is a for-profit corporation.

4. The manner for implementation of any exchange, reclassification, or cancellation of issued shares as follows:

NONE

5. The amendment was duly adopted at a meeting of the Directors on the 12th day of April, 2002.

6. Thus amendment shall be effective upon the filing of these Articles of Amendment to the Charter.

DATED this 11th day of June, 2002.

SADISCO OF NASHVILLE, INC.

By:	/s/ Robert D. Poole
Robert D. Poole, President